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                                                                    EXHIBIT 3.45


                           ARTICLES OF ORGANIZATION
                                      OF
                             INDIANA VENTURES LLC

          The undersigned person acting as the organizer to form a limited liability company (the "Company") under the provisions of Chapter 86 of the Nevada Revised Statutes, adopt the following Articles of Organization.

                                   ARTICLE 1
                                     NAME

          The name of the Company is Indiana Ventures LLC.

                                   ARTICLE 2
                              PERIOD OF DURATION

          The latest date upon which the Company will dissolve is fifty-five
(55) years after the date of filing of the Articles of Organization with the Secretary of State of the State of Nevada, unless the Company is earlier dissolved in accordance with either the provisions of the Operating Agreement of the Company (as originally executed and as amended from time to time (the "Operating Agreement'), or the Nevada Limited Liability Company Act, Nev. Rev. Stat. (S)(S) 86.011 to 86.571, as amended from time to time (the "Act"). Capitalized terms used herein but not defined shall have the meanings set forth in the Operating Agreement.

                                   ARTICLE 3
                                    PURPOSE

          The purpose of the Company shall be:

          A. to own, lease, operate, construct, acquire and maintain a riverboat gaming project to be located in Switzerland County, Indiana and such other facilities related thereto as may be approved in accordance with the Operating Agreement and associated intangible property rights such as trade or service marks, and to engage in any lawful business and matters reasonably related thereto whether directly or through one or more Subsidiaries;

          B. to exercise all other powers necessary to, or reasonably connected with, the Company's businesses and which may legally be exercised by limited liability companies under the Act; and

          C. to engage in all activities necessary, customary, convenient, or incident to any of the foregoing.
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                                   ARTICLE 4
                          PRINCIPAL PLACE OF BUSINESS

          The principal place of business of the Company within the State of Nevada shall first be at 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109. The records required by Nev. Rev. Stat. (S) 86.241 shall be maintained at this address.

                                   ARTICLE 5
                                RESIDENT AGENT

          The Company's registered office shall first be at 1700 Bank of America Plaza, 300 S. Fourth St., Las Vegas, NV 89101 and the name of its initial resident agent at such address shall be Lionel Sawyer & Collins.

                                   ARTICLE 6
                          RIGHT TO CONTINUE BUSINESS

          Upon the death, insanity, retirement, resignation, expulsion, bankruptcy, dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in the Company, the Company shall be dissolved, unless the business of the Company is continued by the consent of not less than a majority in interest of the Members as provided in the Operating Agreement.

                                   ARTICLE 7
                                  MANAGEMENT

          Section 8.01  Management.  The business and affairs of the Company
                        ----------
shall be managed by the Members solely in accordance with the provisions of the Operating Agreement.

          Section 8.02  Names and Addresses.  The names and addresses of the
                        -------------------
Members are:

                    Name               Address
                    ----               -------

Full House, L.L.C.                      5008 West 96/th/ St.
                                        Indianapolis, Indiana
                                        46268

Hilton Gaming (Switzerland County)      3930 Howard Hughes Parkway
Corporation                             Las Vegas, NV  89109

Boomtown Hoosier, Inc.                  P.O. Box 399
                                        Verdi, NV  89439


          Section 8.03  Right to Contract Debt.  The Members may contract debts
                        ----------------------
on behalf of the Company only in compliance with the provisions of the Operating Agreement.

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                                   ARTICLE 8
                           DATA RESPECTING ORGANIZER

          The name and post office address of the organizer, who is not a Member or manager of the Company, is as follows:

               Teresa M. Ovies
               50 W. Liberty #1100
               Reno, NV  89501

          EXECUTED this 22 day of December, 1995.

                                      /s/ Teresa M. Ovies
                                      ---------------------------------
                                      Teresa M. Ovies, Organizer

STATE OF NEVADA  )
                 )ss:
COUNTY OF WASHOE )

          This instrument was acknowledged before me on Dec 22 1995, by Teresa
M. Ovies.

                                      /s/ Irene E. Madrid
                                      ---------------------------------
                                         NOTARY PUBLIC

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